Exhibit 10.27

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made by and between Alpha Cognition USA Inc. (“Company”), and Henry Du (“Employee”), and is dated as of October 21, 2024 (“Effective Date”).

ARTICLE 1: EMPLOYMENT AND DUTIES

1.1 Employment; Effective Date. Company agrees to continue the employment of Employee beginning on the Effective Date and continuing for the period of time set forth in Article 2 of this/her Agreement, subject to the terms and conditions of this/her Agreement.

1.2 Position. Company shall employ Employee in the position of VP, Finance and Accounting (“Position”). In such capacity, Employee will, as reasonably requested by the Company from time to time, carry out the functions of his/her office and furnish his/her best advice, information, judgment and knowledge with respect to the business of Company. Employee’s duties and responsibilities shall include, without limitation, those set forth in Exhibit A. Employee understands that the duties and responsibilities of his/her position may evolve or vary from time to time over the course of Employee’s employment to address changing business conditions, corporate expansion or reorganization, and/or an evolving regulatory environment, and consents to such variations in such duties and responsibilities, and in the Position, as reasonably may be required by Company from time to time as a result. Company shall not be deemed to have waived the right to require Employee to perform any duties hereunder by assigning Employee to any other duties or services or by assigning another individual to perform any duties of Employee.

1.3 Business Expenses. Employee is authorized to incur reasonable expenses for the discharge of his/her duties hereunder and the promotion of Company’s business, including expenses for entertainment, travel and related items, provided that they are pre-approved by Company, consistent with Company policy, and Employee provides Company with written documentation supporting such expenses each calendar month. Company shall reimburse Employee for all such expenses upon presentation by Employee from time to time of itemized accounts of expenditures incurred in accordance with customary Company policies as in effect from time to time.

1.4 Exclusivity of Employment. Employee agrees his/her position with Company will be his/her sole employment and he will use his/her best efforts to discharge his/her duties and responsibilities in such capacity and to act subject to the direction of the Chief Employee Officer.

1.5 Protective Agreement. Employee hereby accepts and agrees to the terms of the Protective Agreement that is attached hereto as Exhibit B and incorporated herein by reference.

ARTICLE 2: COMPENSATION AND BENEFITS

2.1 Base Salary. During the Term, Employee shall receive an annual base salary equal to $275,000 (“Base Salary”), subject to increases as the Company may, in its sole discretion, from time to time determine. Employee’s Base Salary shall be paid in equal installments in accordance with Company’s standard practices and pay dates regarding payment of compensation to employees and shall be subject to applicable withholding and deductions.

2.2 Other Benefits/Compensation. During the Term, Employee shall be eligible to participate in such employee benefit and compensation programs, plans and policies as are maintained by Company and as may be established for employees of Company from time to time on the same basis as other similarly situated officers are entitled thereto. These include programs, plans or policies relating to funded and unfunded employee benefits, such as bonus compensation which is currently set at 40% of base salary, leave time, retirement plans and stock plans. It is understood that the establishment, termination or change in any employee benefit program, plan or policy may be made by Company in the exercise of its sole and absolute discretion, from time to time, and any such termination or change in such program, plan or policy will not constitute a modification to this/her Agreement so long as Employee is permitted to participate in such program, plan or policy, as the case may be, as is available to other similarly situated officers. Upon termination of employment, without regard to the manner in which the termination was brought about, Employee’s rights in such employee benefit and compensation programs, plans or policies shall be governed solely by the terms of the program, plan or policy itself unless otherwise stated to the contrary herein. For clarity, Employee shall be eligible for 2024 bonus plan participation pro-rated for one-fourth (1/4) of the 2024 fiscal year bonus.

3.3 Vacation. As part of our commitment to fostering a healthy work-life balance, we want to emphasize our unique approach to vacation time. At the Company, we don't have a traditional vacation policy with accrued days or limitations on time off. Instead, we encourage all team members to take the time they need for rest, relaxation, and personal pursuits.

Our philosophy is rooted in trust and flexibility. We believe that when employees are empowered to manage their time responsibly, they are better equipped to perform at their best. You have the freedom to plan your vacation time in coordination with your team and supervisor, ensuring that projects and responsibilities are managed effectively during your absence.

3.4 Stock Options. Employee shall be eligible to participate in the Company incentive stock option plan or such successor plan (the “Equity Plan”). Subject to the approval of the Board, within sixty (60) days following the Effective Date, Employee will be granted 800,000 stock options determined as of October 1 capitalization table to purchase shares of Company common stock (the “Options”). The Board shall determine the terms of the Options and the Options will be subject to the terms and conditions of the Equity Plan and any applicable award documents, which will include, among other terms, the exercise price, vesting schedule and treatment of the Options on a termination of employment.

ARTICLE 3: MISCELLANEOUS

3.1 Notices. For purposes of this/her Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after the date mailed by United States registered or certified mail, return receipt requested, or by a nationally known overnight courier, in either case postage prepaid and addressed as follows: If to Company, to its Chief Executive Officer at its corporate address of record. If to Employee, to the most recent home address on file with Company, or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

3.2 Applicable Law/Venue/Arbitration. This/her contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of laws.

Except as provided below, both Company and Employee (on behalf of him/herself/herself as well as his/her/her heirs, spouse, successors, assigns, and agents) agree all legal disputes and claims between them shall be determined exclusively by final and binding arbitration before a single, neutral arbitrator as described in this/her Agreement.

Except as provided below, claims subject to this/her Agreement include without limitation all claims pertaining to Employee’s employment or other relationship with Company (including termination of employment or other relationship) and all claims for discrimination, harassment, or retaliation; wages, overtime, benefits, or other compensation; breach of any express or implied contract; violation of public policy; negligence or other tort claims including without limitation defamation, fraud, and infliction of emotional distress; and violation of any federal, state, or local law, statute, regulation, or ordinance.

Except as provided below, Employee and Company voluntarily waive all rights to trial in court before a judge or jury on all claims covered by this/her Agreement. Claims against Company subject to this/her Agreement shall include claims against Company’s parents, subsidiaries, affiliates, divisions, brands, alleged agents, and alleged joint or co-employers, and their respective directors, officers, employees, and agents, whether current, former, or future, in their individual and/or corporate capacities.

The only legal disputes and claims excluded from this/her Agreement are: (a) claims by Employee for workers’ compensation, unemployment, or other benefits under a plan or program that provides its own process for dispute resolution; (b) claims for which this/her Agreement would be invalid as a matter of federal law or state law that is not preempted by federal law; (c) actions to compel arbitration, or enforce, modify, or vacate an arbitrator’s award; (d) a claim or charge filed with a federal, state, or local administrative agency such as the Equal Employment Opportunity Commission, National Labor Relations Board, Department of Labor, or similar agency; and (e) an action by either party seeking a provisional remedy in any court of competent jurisdiction, such as injunctive relief for violating a restrictive covenant. As to subpart (c) above, the parties hereby agree and stipulate that such actions are covered and governed by Section 2 of the Federal Arbitration Act, 9 U.S.C. § 2, and not any state law. Judgment upon the arbitrator’s award may be entered in any court of competent jurisdiction.

A party wishing to initiate arbitration must notify the other party in writing by hand delivery, certified mail, or email. The notice should (a) identify the party requesting arbitration by name, address, and telephone number; (b) describe the facts upon which the claim is based and the law(s) allegedly violated; and (c) describe the remedy requested. Notices must be sent as set forth in Article 5.1.

Within 30 days of receipt of a notice of arbitration, the parties shall select a mutually agreeable arbitrator. To the maximum extent permitted by law and except as noted herein, the arbitrator selected by the parties shall administer the arbitration according to the Employment Arbitration Rules (or successor rules) of JAMS, formerly known as Judicial Arbitration and Mediation Services, Inc., as amended herein, and Federal Rule of Civil Procedure 68 (“Offer of Judgment”), which can be requested from the Employer or found at www.jamsadr.com (English and Spanish versions) and http://www.law.cornell.edu/rules/frcp/rule_68, respectively, or requested from Company. If JAMS’s rules are inconsistent with this/her Agreement, the terms of this/her Agreement shall govern. If the parties are unable to agree on an arbitrator, the party requesting arbitration shall submit the matter to JAMS, and an arbitrator shall be selected pursuant to JAMS’s rules.

Except as noted in this/her Agreement, the arbitrator, and not any federal, state, or local court, shall have exclusive authority to resolve any dispute relating to the formation, enforceability, applicability, or interpretation of this/her Agreement, including without limitation any claim that it is void or voidable. Thus, except as noted in the following paragraph, the parties voluntarily waive the right to have a court determine the enforceability of this/her Agreement. The arbitration will be held in or near the city in which Employee is or was last employed or engaged by, or applied for employment or other association with, Company, as applicable. The parties have the right to file dispositive motions and post-hearing briefs. The arbitrator’s authority and jurisdiction are limited to determining the claims in dispute consistent with controlling law and this/her Agreement. Except as otherwise provided herein, the arbitrator shall apply, and shall not deviate from, the substantive law of the state in which the claim(s) arose and/or federal law, as applicable. The arbitrator shall not have the authority to hear disputes not recognized by existing law and shall dismiss such claims upon motion by either party in accordance with the summary judgment standards of the applicable jurisdiction. Similarly, the arbitrator shall not have the authority to order any remedy that a court would not be authorized to order; rather, except as provided in the following paragraph, the arbitrator shall have the power to award all legal and equitable relief that would be available in court under applicable law. The arbitrator shall have the authority to issue subpoenas to compel the production of documents during discovery and the attendance of witnesses at the arbitration hearing and shall do so upon the reasonable request of either party. The arbitrator shall make reasonable efforts to conduct the arbitration hearing within six months of his/her/her appointment but has discretion to extend this/her timeline upon a showing of good cause. The arbitrator shall render a written award setting forth findings of fact and conclusions of law. The arbitrator’s decision shall be binding to the maximum extent permitted by law.

3.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this/her Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

3.4 Severability. If a court or arbitrator of competent jurisdiction determines that any provision of this/her Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this/her Agreement, and all other provisions shall remain in full force and effect.

3.5 Counterparts. This/her Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together will constitute one and the same Agreement.

3.6 Withholding of Taxes and Other Employee Deductions. Company may withhold from any benefits and payments made pursuant to this/her Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company’s employees generally.

3.7 Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

3.8 Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

5.9 Successors. This/her Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Except as provided in the preceding sentence, this/her Agreement, and the rights and obligations of the parties hereunder, are personal and neither this/her Agreement, nor any right, benefit or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

5.10 Reemployment. Employee agrees that upon termination of his/her employment by the Company, he shall not re-apply or otherwise seek employment with Company in the future and that Company has no obligation to re-hire him/her.

5.11 Entire Agreement; Conflict. This/her Agreement and its exhibits sets forth the entire agreement of the parties with respect to the subject matter hereof, and expressly supersedes all oral or written agreements between the parties; except, this/her Agreement is not intended to modify, abrogate or supersede any of the parties’ obligations as reflected in benefit or stock option plans. Any modification of this/her Agreement shall be effective only if it is in writing and signed by the party to be charged. In the event of any conflict between the terms of this/her Agreement and the terms of any policy, plan or program of Company not heretofore specified, the terms of this/her Agreement shall govern.

5.12 Right to Use Employee’s Name and Likeness. During the term of this/her Agreement, Employee hereby grants to Company the right to use Employee’s name, likeness, and/or biography in connection with the services performed by Employee under this/her Agreement and in connection with the advertising or exploitation of any project with respect to which Employee performs for Company. Company agrees that Employee shall be free to disclose and promote Employee’s association with Company in any Company literature of advertising conducted or produced by Employee.

IN WITNESS WHEREOF, the parties hereto have executed this/her Agreement as of the date set forth above.

Alpha Cognition USA Inc.

By:	/s/ Michael McFadden
	Name:	Michael McFadden
	Title:	CEO

Employee:		/s/ Henry Du

EXHIBIT A

See job description (attached)

EXHIBIT B

PROTECTIVE AGREEMENT

This/her Protective Agreement (“Agreement”) is made by and between Alpha Cognition USA Inc. and its owners, parents, subsidiaries, affiliates, predecessors, successors and assigns (the “Company”) and the undersigned individual, Henry Du (“Employee”).

WHEREAS, the Company and Employee agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Employee’s skills to assist Employee in performing Employee’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers and employees, all of which Employee agrees are valuable assets of the Company to which it has devoted substantial resources;

WHEREAS, the Company and Employee agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and

WHEREAS, as part of performing Employee’s duties for the Company, Employee will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers and employees; and

WHEREAS, the Company and Employee agree that this/her Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Employee left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers and employees.

NOW, THEREFORE, for good and valuable consideration, to which Employee would not otherwise be entitled without entering into this/her Agreement, including the promises and covenants contained in this/her Agreement, and Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees, the Company and Employee agree as follows (including the foregoing recitals which are expressly incorporated in this/her Agreement):

1. Disclosures. In order to maintain Employee’s confidentiality obligations and to avoid conflicts of interest which may arise, Employee will disclose (and allow the Company to disclose) to any future prospective employers the existence of this/her Agreement and the nature of Employee’s confidentiality and restrictive covenant obligations arising from it before Employee accepts any new position of employment.

2. Definitions.

2.1 “Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets proprietary or customized software and databases; manufacturing processes and methods, product formulas, research and development; new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Employee specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Employee in the course of or as a result of Employee’s employment with the Company. Confidential Information does not include information that is or may become known to Employee or to the public from sources outside the Company and through means other than a breach of this/her Agreement or disclosed by Employee after written approval from the Company.

2.2 “Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Employee worked or had responsibilities at the Company during the twenty-four (24) months prior to the Last Day (as defined below).

2.3 “Competitor” means Employee or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.

2.4 “Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Employee, directly or Indirectly (e.g., through employees whom Employee supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company.

2.5 “Indirectly” means (including as defined in Section 2.4) that Employee will not assist others in performing business activities that Employee is prohibited from engaging in directly under this/her Agreement.

2.6 “Last Day” means Employee’s last day of employment with the Company regardless of the reason for Employee’s separation, including voluntary and involuntary.

2.7 “Restricted Geographic Area” means the territory (i.e.: (i) state(s), (ii) county(ies), or (iii) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Employee: (a) provided material services on behalf of the Company (or in which Employee supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold services on behalf of the Company (or in which Employee supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers). “Material” means the Employee’s primary job duties and responsibilities in connection with working with Customers or directly supervising individuals who work with Customers.

2.8 “Restricted Period” means the period of Employee’s employment with the Company and a period twelve (12) months after the Last Day. Employee recognizes that this/her durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Employee holds at the Company.

2.9 “Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.

3. Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its referral sources, customers and employees, Employee agrees that:

3.1 Non-Competition. During the Restricted Period and within the Restricted Geographic Area, Employee will not, directly or Indirectly, perform the same or similar responsibilities Employee performed for the Company in connection with a Competitive Product or Service. Notwithstanding the foregoing, Employee may accept employment with a Competitor whose business is diversified, provided that: (a) Employee will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Employee that are satisfactory to the Company that Employee will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this/her Agreement is intended to prevent Employee from investing Employee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.

3.2 Non-Solicitation and Non-Inducement of Customers. During the Restricted Period and in connection with a Competitive Product or Service, Employee shall not directly or Indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

3.3 Non-Solicitation and Non-Inducement of Employees. During the Restricted Period, Employee shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Employee worked, had business contact, or about whom Employee gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Employees or Former Employees. For purposes of this/her covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference.

3.4 Non-interference of Vendors and Suppliers. During the Restricted Period, Employee will not directly or Indirectly interfere with the Company’s relationships with its vendors or suppliers in any way that would impair the Company’s relationship with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company.

3.5 Covenants are Reasonable. Employee acknowledges and agrees that: the covenants in this/her section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and employees; the area, duration and scope of the covenants in this/her section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Employee’s ability to earn a livelihood in Employee’s chosen profession; they are not an undue restraint on Employee’s trade or any of the public interests that may be involved; good and valuable consideration exists for Employee’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Employee to abide by the covenants set forth in this/her section.

4. Confidential Information and Trade Secrets.

4.1 Access and Use. Employee expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company and exercise of Employee’s duties for the Company, Employee will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Employee agrees that Employee will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.

4.2 Duration of Confidential Information and Trade Secrets. This/her obligation of non-disclosure and non-use shall last so long as the information remains confidential. Employee also understands that Trade Secrets are protected by statute and are not subject to any time limits. Employee also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Employee has any questions about whether such information is protected information.

4.3 Immunity under the Defend Trade Secrets Act of 2016. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.

4.4 Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this/her Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. In addition, nothing in this/her Agreement in any way prohibits or is intended to restrict or impede and shall not be interpreted or understood as restricting or impeding, Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law.

5. Intellectual Property

5.1 Disclosure of Works. Employee, acting in good faith, shall promptly disclose in writing to the Company all discoveries, inventions, ideas, developments, improvements, methodologies, designs, research data, know-how, works, creations and intellectual property (whether or not the same are capable of patent, copyright, industrial design or other intellectual property protection) developed, created, made, conceived or contributed to, solely or jointly, in whole or in part, by the Employee, during the period that begins on the Effective Date and that ends one year after the date of the termination of this/her Agreement, which, wholly or partially, are related to the Company’s business or research and development in connection with the ACI Technologies (“ACI Technologies”) defined as research, development, and commercialization of its patented Alpha 1062 and Alpha 0602 technologies and other technologies the Company may develop or acquire from time to time relating to the prevention, diagnosis, and treatment of neurodegenerative and neurological disease); resulted from or with the use of any resources or facilities of the Company; or were a result of using any proprietary or Confidential Information of the Company. (collectively, the “Works”).

5.2 Ownership of Works. Employee specifically acknowledges that all Works are works deemed to be made in the course of or as a result of Employee’s employment with the Company, and all right, title and interest in and to such Works shall vest in and be the exclusive property of the Company upon their creation. In addition, Employee hereby waives all moral rights which the Employee may have in such Works. The Employee further acknowledges that his/her compensation is in part consideration for the provisions contained in this/her Section 5.

5.3 Assignments. Employee will, at the request of the Company, execute all necessary applications, assignments, and other documents, and will also provide reasonable assistance (without additional compensation during the term of this/her Agreement and for reasonable compensation thereafter), to enable the Company or its nominees to acquire, perfect, and maintain all rights, title, and interest in and to such Works, including without limitation patent and copyright protection in any and all countries, and to permit the Company and its nominees to enforce such rights. The Employee shall assign to the Company all patents or copyright protection respecting such Works filed in the name of the Employee. Should the Employee fail to cooperate with such assignment of a Work, then the Employee, by execution of this/her Agreement, hereby appoint the Chief Executive Officer of the Company or his/her/her/its appointee as the Employee’s Attorney-in-Fact, with the specific power to create any patent, copyright, or other intellectual property assignments required by law to perfect assignment to the Company of any Work on behalf of the Employee; the Company shall cause its Chief Executive Officer or his/her/her/its appointee to act in good faith in exercising such power, and not beyond the scope of his/her/her/its authority hereunder.

5.4 Records. The Employee will keep and maintain for the Company accurate and up to date written records and materials for all Works, all copies of which shall be the property of the Company. The Employee shall not take any action, directly or by the assistance of any third party, which would adversely affect the value or the validity of legal protection of the records, materials, or Works.

6. Return of Company Property and Information. Employee agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Employee shall also disclose to Company any passwords for Employee’s computer or other access codes for anything associated with Employee’s employment with the Company and shall not delete or modify or alter any property prior to its return to the Company.

7. At-Will. Employee acknowledges and agrees that nothing in this/her Agreement is a guarantee or assurance of employment for any specific period of time. Employee understands that Employee is an at-will employee and that either Employee or Company may terminate this/her at-will employment relationship at any time for any reason not prohibited by law.

8. Severability and Reformation. Employee and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this/her Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this/her Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this/her Agreement, and all remaining terms and provisions shall remain enforceable.

9. Tolling. The Company reserves the right to request, and Employee will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Employee is in breach of this/her Agreement as a form of equitable relief so that the Company receives the full benefit of Employee’s promises in the restrictive covenants.

10. Relief, Remedies and Enforcement. Employee acknowledges and agrees that a breach of any provision of this/her Agreement by Employee will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this/her Agreement by Employee, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Employee further agrees that should Employee breach this/her Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Employee to enter into this/her Agreement, the disgorgement of any profits, commissions, or fees realized by Employee, any subsequent employers, any business owned or operated by Employee, or any of Employee’s agents, heirs, or assigns. Employee shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Employee’s breach of any provisions of this/her Agreement.

11. Entire Agreement, Amendments. Employee agrees that this/her Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreements, either oral or in writing, between Employee and the Company with respect to all matters within the scope of this/her Agreement. No provision of this/her Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Employee and the President of the Company. This/her Agreement shall be enforced in accordance with its terms and shall not be construed against either party.

12. No Conflicts. Employee represents and warrants that Employee’s performance of all the terms of this/her Agreement, and the performance of Employee’s duties as an employee of the Company or the fact of Employee’s employment with the Company, do not and will not breach any agreement between Employee and any other person, including any prior employer.

13. Survival. All intellectual property, non-competition, non-solicitation, non- disclosure and use, non-recruiting, and disclosure obligations in this/her Agreement shall survive the Last Day and the termination or expiration of this/her Agreement, and no dispute regarding any other provisions of this/her Agreement or regarding Employee’s employment or the termination of Employee’s employment shall prevent the operation and enforcement of these obligations.

14. Counterparts. This/her Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a .PDF or facsimile copy of this/her Agreement or a signature to this/her Agreement transmitted by ..PDF or facsimile shall have the same effect as an original signature.

15. Successors and Assigns. This/her Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Employee may not assign Employee’s rights and obligations under this/her Agreement without prior written consent of the Company. The Company may assign this/her Agreement and/or its rights or obligations under this/her Agreement. Any and all rights and remedies of the Company under this/her Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company.

16. Governing Law. This/her Agreement shall be construed and enforced in accordance with the laws of the State of Texas without reference to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this/her Agreement freely and voluntarily with the intention of being legally bound by it.

Henry Du	Alpha Cognition USA Inc.

By:

Name:

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